As filed with the Securities and Exchange Commission on August 5, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DAQO NEW ENERGY CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Unit 29, Huadu Mansion, 838 Zhangyang Road,

Shanghai, 200122

The People’s Republic of China

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2022 Share Incentive Plan
(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

+1-800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)
Emerging growth company ☐		Smaller reporting company ☐

Copies to:

Ming Yang Chief Financial Officer Daqo New Energy Corp. 666 Longdu Avenue Wanzhou, Chongqing 404000 People’s Republic of China (86-23) 6486-6666	Shuang Zhao, Esq. Cleary Gottlieb Steen & Hamilton LLP c/o 37th Floor, Hysan Place 500 Hennessy Road Causeway Bay, Hong Kong +852 2532 3783

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information*

Item 2.	Registrant Information and Employee Plan Annual Information*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The documents containing information specified in this Part I will be separately provided to the participants covered by the Plan, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by Daqo New Energy Corp. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a)	The Registrant’s latest annual report on Form 20-F (File No. 001-34602) filed with the Commission on March 30, 2022 pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”); and

(b)	The description of the Registrant’s ordinary shares incorporated by reference in the Registrant’s registration statement on Form 8-A (File No. 001-34602) filed with the Commission on September 28, 2010, including any amendment and report subsequently filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Registrant’s Third Amended and Restated Articles of Association, adopted by its shareholders on January 7, 2010 and filed as Exhibit 4.2 to the registration statement on Form F-1, as amended (File No. 333-164307), provide that the Registrant shall indemnify its directors and officers against actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred by such persons in their capacity as such, except through their own willful neglect or default.

Pursuant to the indemnification agreements, the form of which was filed as Exhibit 10.2 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-164307), the Registrant has agreed to indemnify its directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Registrant also maintains a directors and officers liability insurance policy for its directors and officers.

Item 7.	Exemption From Registration Claimed

Not applicable.

Item 8.	Exhibits

See the Index to Exhibits attached hereto.

Item 9.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to that information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on August 5, 2022.

DAQO NEW ENERGY CORP.

By:	/s/ Longgen Zhang
Name:	Longgen Zhang
Title:	Director and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Longgen Zhang with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on August 5, 2022.

Signature	Title	Date

/s/ Guangfu Xu	Chairman of the Board of Directors	August 5, 2022
Guangfu Xu

/s/ Longgen Zhang	Director and Chief Executive Officer	August 5, 2022
Longgen Zhang	(principal executive officer)

/s/ Xiang Xu	Director	August 5, 2022
Xiang Xu

/s/ Dafeng Shi	Director	August 5, 2022
Dafeng Shi

/s/ Fei Ge	Director	August 5, 2022
Fei Ge

/s/ Rongling Chen	Director	August 5, 2022
Rongling Chen

/s/ Minsong Liang	Director	August 5, 2022
Minsong Liang

/s/ Shuming Zhao	Director	August 5, 2022
Shuming Zhao

/s/ Fumin Zhuo	Director	August 5, 2022
Fumin Zhuo

/s/ Arthur Wong	Director	August 5, 2022
Arthur Wong

/s/ Ming Yang	Chief Financial Officer	August 5, 2022
Ming Yang	(principal financial and accounting officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Daqo New Energy Corp., has signed this registration statement or amendment thereto in New York on August 5, 2022.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description

4.1	Forth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 1.1 of our Annual Report on Form 20-F filed with the Securities and Exchange Commission on March 31, 2017 (File No. 001-34602))

4.2	Registrant’s Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.1 to the registration statement on Form F-1, as amended (File No. 333-164307))

4.3	Amended and Restated Deposit Agreement among the Registrant, JPMorgan Chase Bank, N.A. as depositary, and holders and beneficial owners of American Depositary Shares evidenced by American Depositary Receipts issued thereunder dated October 26, 2020 (incorporated herein by reference to Exhibit (a) to the Post-Effective Amendment No. 3 to Form F-6 Registration Statement filed with the Securities and Exchange Commission on October 26, 2020 (File No. 333-164310))

5.1*	Opinion of Travers Thorp Alberga, Cayman Islands counsel to the Registrant, regarding the legality of the ordinary shares being registered

10.1*	2022 Share Incentive Plan

23.1*	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP

23.2*	Consent of Travers Thorp Alberga (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

107*	Filing Fee Table

* Filed herewith.